UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 10, 2016

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 10, 2016, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The PNC Financial Services Group, Inc. (the “Corporation”) approved a revised form of the Corporation’s Change of Control Employment Agreements (the “Revised Agreements”) to be entered into with each of the Corporation’s executive officers currently party to a Change of Control Employment Agreement using a prior form of such an agreement (the “Prior Agreements”). Each executive officer that is party to a Prior Agreement has indicated an intention to sign a Revised Agreement, which will terminate and supersede the Prior Agreement.

The Revised Agreement is substantially the same as the form of Prior Agreement used since 2013, and the Committee approved the Revised Agreement to align all executive officers of the Corporation with the same form of Change of Control Employment Agreement. As a result, all Change of Control Employment Agreements, including those with executive officers having entered into one of the forms of Prior Agreements used prior to 2013, will now provide:

(1) No gross-up payment for any excise tax and related taxes on change of control payments or benefits that are considered “excess parachute payments” under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”);

(2) A two-times severance pay multiple (reduced to one when an executive attains age 65);

(3) The maximum amount of severance benefits cannot be greater than 2.99 times the sum of the annual base salary and bonus; and

(4) No additional payments or service credits following termination of employment under the Corporation’s Supplemental Executive Retirement Plan (which was frozen to new participants in 2007).

The following is a summary of the payments and benefits provided for under the Revised Agreements (assuming a two-times severance pay multiple), all of which are only provided upon a qualifying termination of employment following a change of control:

•	A lump sum cash payment equal to the sum of: (1) accrued and unpaid amounts, (2) two times annual base salary and bonus (based on the applicable annual base salary and a percentage that averages the percentage of base salary that the executive’s bonus represented for the prior three years), (3) the target bonus for the fiscal year during which employment is terminated, (4) two years of the Corporation’s matching amounts under the Corporation’s qualified and supplemental savings plans, and (5) two years of annual premium payments on group term life insurance policies;

•	For a period of two years, provision of medical and dental insurance coverage substantially similar to such coverage in effect immediately prior to the notice termination of employment of the executive, subject to the executive paying the full monthly premium during any portion of such two-year period that the executive receives coverage under the Corporation’s group health plans, with the Corporation paying the executive monthly an amount equal to the employer portion of the monthly premium;

•	Two years of additional age and service credit and/or earnings credits for purposes of determining the executive’s benefits under the Corporation’s Incentive Savings Plan, Pension Plan, and ERISA Excess Pension Plan; and

•	In the event the benefits payable to an executive trigger excise taxes under Section 4999 of the Code, the executive will be entitled to a reduction in benefits so that no excise tax is imposed if such a reduction would result in a greater net (after-tax) benefit to the executive than payment of the full amount of his or her benefits.

In addition, the Revised Agreements include provisions to accommodate pending rules under Section 956 of the Dodd-Frank Act and shorten the period for termination after notice by the Corporation by two years.

The foregoing description of the Revised Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Revised Agreements, which is filed as Exhibit 10.51 hereto, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2016, the Board of the Corporation amended and restated PNC’s By-Laws (as so amended and restated, the “By-Laws”), to implement a proxy access by-law provision.

New Section 2.3 of Article II of the By-Laws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the voting power entitled to vote in the election of directors for at least 3 years to nominate and include in PNC’s annual meeting proxy materials director nominees constituting up to the greater of 2 directors or 20% of the number of directors serving on the board on the last day on which notice of the nomination may be delivered. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in Section 2.3, including the requirement that PNC receive notice of such nominations not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the filing date of the definitive proxy statement for the preceding year’s annual meeting.

Article II, Sections 2.1(1), 2.1(2), and 2.1(3), as well as Article III, Section 11 of the By-Laws, include certain non-substantive changes and clarifications to reflect the new proxy access by-law.

Article II, Section 2.1(3)(d) has also been amended to make the information requirements for a shareholder seeking to make a director nomination at an annual meeting of shareholders pursuant to the advance notice provision in the By-Laws consistent with the requirements of Article II, Section 2.3.

The foregoing description of the amendment and restatement of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index accompanying this form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: August 16, 2016	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

3.2	By-Laws of The PNC Financial Services Group, Inc., as amended and restated, effective August 11, 2016	Filed herewith.

10.51	Form of Change of Control Employment Agreements	Filed herewith.